EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
The Judge Group, Inc.
Bala Cynwyd, Pennsylvania


     We consent to the use of our reports included herein and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data of the Judge Group, Inc." in the Proxy Statement/Prospectus.



                                       /s/ Rudolph, Palitz LLP
                                       -------------------------------
                                       Rudolph, Palitz LLP



Plymouth Meeting, Pennsylvania
December 20, 1996